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             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                                                                                                     Exhibit 11


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                                                                       Three months                     Six months
                                                                          ended                            ended
                                                                        June 30,                          June 30,
                                                               1997                 1996           1997              1996
                                                            (in thousands, except share data)  (in thousands, except share data)
Primary Earnings Per Share:
Weighted average number of shares of
Common Stock outstanding                                      29,058,761        20,593,972       28,328,062      20,133,938

Net effect of dilutive  stock options and warrants
based on the Treasury  stock method using the
average fair market value in effect for the period                97,129           777,028          919,359         789,062
                                                                  ------           -------          -------         -------

Weighted Average Shares Outstanding                           29,155,890        21,371,000       29,247,421      20,923,000
                                                              ==========        ==========       ==========      ==========

Net Income (Loss)                                                   $403              $277            ($907)           $798
Less preferred stock dividends and deemed dividends                  154               154              308             308
                                                                     ---               ---              ---             ---
Net Income (Loss) available for common shares                       $249              $123          ($1,215)           $490
                                                                    ====              ====          =======            ====

Net Income (Loss) per share                                        $0.01             $0.01           ($0.04)          $0.02
                                                                   =====             =====           ======           =====

Fully Diluted Earnings Per Share:

Weighted average number of shares of
Common Stock outstanding                                      29,058,761        20,593,972        28,328,062     20,133,938

Net effect of dilutive stock options and
warrants based on the Treasury stock method
using the higher of average  fair market value in effect
at the end of the period or the average during the period         97,129           777,235           919,359        789,389

Net effect of convertible securities                           6,794,358         7,296,851         6,794,358      7,296,851
                                                               ---------         ---------         ---------      ---------

Weighted Average Shares Outstanding                           35,950,248        28,668,058        36,041,779     28,220,178
                                                              ==========        ==========        ==========     ==========

Net Income (Loss)                                                   $403              $277            ($907)           $798
Add interest expense on convertible debt, net of tax                 30                10               59              21
                                                                      --                --               --              --
Net Income (Loss) available for common shares                       $433              $287            ($848)           $819
                                                                    ====              ====            =====            ====

Net Income (Loss) per share                                        $0.01             $0.01           ($0.02)          $0.03
                                                                   =====             =====           ======           =====


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